Exhibit 99.1

Ambulnz, Inc. and Subsidiaries

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIODS ENDED SEPTEMBER 30, 2021 and 2020

Condensed Consolidated Balance Sheets as of September 30, 2021 (unaudited) and December 31, 2020	2

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three Months and Nine Months Ended September 30, 2021 and September 30, 2020	3

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity for the Three Months and Nine Months Ended September 30, 2021 and September 30, 2020	4

Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2021 and September 30, 2020	5-6

Notes to Unaudited Condensed Consolidated Financial Statements	7-29

F-1

Ambulnz, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	Unaudited	Audited
ASSETS

Current assets:
Cash and cash equivalents	$39,550,926	$32,418,220
Accounts receivable, net of allowance of $5,301,498 and $3,193,048 as of September 30, 2021 and December 31, 2020, respectively	51,497,088	24,854,957
Prepaid expenses and other current assets	5,681,902	1,150,491

Total current assets	96,729,916	58,423,668

Property and equipment, net	10,470,597	9,105,597
Intangibles, net	10,813,082	10,674,106
Goodwill	6,610,557	6,610,557
Restricted cash	3,611,569	2,039,053
Operating lease right-of-use assets	4,511,988	4,997,407
Finance lease right-of-use assets	8,224,418	7,001,644
Other assets	3,106,738	1,320,331
Total assets	$144,078,865	$100,172,363

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$13,378,151	$3,954,123
Accrued liabilities	39,172,931	14,254,438
Line of credit	8,000,000	-
Notes payable, current	931,561	664,357
Due to seller	1,069,026	1,125,522
Operating lease liability, current	1,552,866	1,620,470
Finance lease liability, current	2,858,622	1,876,765
Total current liabilities	66,963,157	23,495,675

Notes payable, non-current	605,075	594,494
Operating lease liability, non-current	3,220,829	3,638,254
Finance lease liability, non-current	6,233,850	5,496,899
Total liabilities	77,022,911	33,225,322

Commitments and Contingencies

STOCKHOLDERS’ EQUITY:
Series A preferred stock (no par value; 40,000 shares authorized; 28,321 and 28,055 issued and outstanding at September 30, 2021 and December 31, 2020, respectively); liquidation preference of $84,963,000 and $84,165,000 at September 30, 2021 and December 31, 2020	$-	$-
Class A common stock (no par value; 78,000 shares authorized; 35,497 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively)	-	-
Class B common stock (no par value; 76,503 shares authorized; 55,008 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively)	-	-
Additional paid-in-capital	143,289,262	142,346,852
Accumulated deficit	(87,117,532)	(87,300,472)
Accumulated other comprehensive gain (loss)	123,307	(48,539)
Total stockholders’ equity attributable to Ambulnz, Inc. and Subsidiaries	56,295,037	54,997,841
Noncontrolling interests	10,760,917	11,949,200
Total stockholders’ equity	67,055,954	66,947,041
Total liabilities and stockholders’ equity	$144,078,865	$100,172,363

The accompanying notes are an integral part of these Condensed Consolidated Financial statements.

F-2

Ambulnz, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Revenue, net	$85,838,988	$26,936,613	$197,394,379	$62,850,433
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	60,025,728	18,263,419	137,080,202	41,950,093
Operating expenses:
General and administrative	19,612,243	8,705,440	47,239,204	24,118,249
Depreciation and amortization	2,019,576	1,369,762	5,514,303	4,065,445
Legal and regulatory	813,204	658,332	2,646,573	1,993,174
Technology and development	854,618	309,257	1,980,899	620,053
Sales, advertising and marketing	994,401	189,662	3,029,182	422,863
Total expenses	84,319,770	29,495,872	197,490,363	73,169,877
Income (loss) from operations	1,519,218	(2,559,259)	(95,984)	(10,319,444)

Other income (expenses):
Interest income (expense), net	(255,711)	(73,788)	(500,849)	(74,779)
Gain from PPP loan forgiveness	142,667	-	142,667	-
Gain (loss) on disposal of fixed assets	-	(18,784)	(27,730)	(8,854)
Total other income (expense)	(113,044)	(92,572)	(385,912)	(83,633)

Net income (loss) before income tax benefit (expense)	1,406,174	(2,651,831)	(481,896)	(10,403,077)
Income tax benefit (expense)	(604,608)	(3,518)	(613,531)	(3,518)
Net income (loss)	801,566	(2,655,349)	(1,095,427)	(10,406,595)
Net income (loss) attributable to noncontrolling interests	(2,705,954)	(256,998)	(1,278,363)	(538,826)
Net income (loss) attributable to stockholders of Ambulnz, Inc. and Subsidiaries	3,507,520	(2,398,351)	182,936	(9,867,769)
Other comprehensive income (loss):
Foreign currency translation adjustment	69,193	14,216	171,846	196,345
Total comprehensive gain (loss)	$3,576,713	$(2,384,135)	$354,782	$(9,671,424)

Net income (loss) per share attributable to Ambulnz, Inc. and Subsidiaries - Basic	$38.75	$(26.50)	$2.02	$(109.03)
Weighted-average shares outstanding - Basic	90,505	90,505	90,505	90,505

Net income (loss) per share attributable to Ambulnz, Inc. and Subsidiaries - Diluted	$27.03	$(26.50)	$1.41	$(109.03)
Weighted-average shares outstanding - Diluted	129,741	90,505	129,741	90,505

The accompanying notes are an integral part of these Condensed Consolidated Financial statements.

F-3

Ambulnz, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Series A Preferred Stock		Class A Common Stock		Class B Common Stock		Additional Paid-in-	Accumulated	Accumulated Other Comprehensive	Noncontrolling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Interests	Equity
Balance - January 1, 2020	28,055	$-	35,497	$-	55,008	$-	$141,659,780	$(72,940,528)	$(244,884)	$10,888,466	$79,362,834
Noncontrolling interest contribution	-	-	-	-	-	-	-	-	-	1,500,002	1,500,002
Stock based compensation	-	-	-	-	-	-	171,768	-	-	-	171,768
Foreign currency translation	-	-	-	-	-	-	-	-	266,053	-	266,053
Net income attributable to Noncontrolling interests	-	-	-	-	-	-	-	-	-	(615,041)	(615,041)
Net loss attributable to stockholders of Ambulnz, Inc. and Subsidiaries	-	-	-	-	-	-	-	(5,422,118)	-	-	(5,422,118)
Balance - March 31, 2020	28,055	$-	35,497	$-	55,008	$-	$141,831,548	$(78,362,646)	$21,169	$11,773,427	$75,263,498
Stock based compensation	-	-	-	-	-	-	171,768	-	-	-	171,768
Foreign currency translation	-	-	-	-	-	-	-	-	(83,924)	-	(83,924)
Net income attributable to Noncontrolling interests	-	-	-	-	-	-	-	-	-	333,213	333,213
Net loss attributable to stockholders of Ambulnz, Inc. and Subsidiaries	-	-	-	-	-	-	-	(2,047,300)	-	-	(2,047,300)
Balance - June 30, 2020	28,055	$-	35,497	$-	55,008	$-	$142,003,316	$(80,409,946)	$(62,755)	$12,106,640	$73,637,255
Noncontrolling interest contribution	-	-	-	-	-	-	30,394	-	-	-	30,394
Stock based compensation	-	-	-	-	-	-	171,768	-	-	-	171,768
Foreign currency translation	-	-	-	-	-	-	-	-	14,216	-	14,216
Net income attributable to Noncontrolling interests	-	-	-	-	-	-	-	-	-	(256,998)	(256,998)
Net loss attributable to stockholders of Ambulnz, Inc. and Subsidiaries	-	-	-	-	-	-	-	(2,398,351)	-	-	(2,398,351)
Balance - September 30, 2020	28,055	-	35,497	-	55,008	-	142,205,478	(82,808,297)	(48,539)	11,849,642	71,198,284

	Series A Preferred Stock		Class A Common Stock		Class B Common Stock		Additional Paid-in-	Accumulated	Accumulated Other Comprehensive	Noncontrolling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Interest	Equity
Balance - January 1, 2021	28,055	$-	35,497	$-	55,008	$-	$142,346,852	$(87,300,472)	$(48,539)	$11,949,200	$66,947,041
Noncontrolling interest contribution	-	-	-	-	-	-	-	-	-	333,025	333,025
Stock based compensation	-	-	-	-	-	-	391,534	-	-	-	391,534
Shares issued for services	266	-	-	-	-	-		-	-	-	-
Foreign currency translation	-	-	-	-	-	-	-	-	7,998	-	7,998
Net income attributable to Noncontrolling interests	-	-	-	-	-	-	-	-	-	(320,632)	(320,632)
Net loss attributable to stockholders of Ambulnz, Inc. and Subsidiaries	-	-	-	-	-	-	-	(1,678,364)	-	-	(1,678,364)
Balance - March 31, 2021	28,321	$-	35,497	$-	55,008	$-	$142,738,386	$(88,978,836)	$(40,541)	$11,961,593	$65,680,602
Stock based compensation	-	-	-	-	-	-	370,000	-	-	-	370,000
Foreign currency translation	-	-	-	-	-	-	-	-	94,655	-	94,655
Net income attributable to Noncontrolling interests	-	-	-	-	-	-	-	-	-	1,748,223	1,748,223
Net loss attributable to stockholders of Ambulnz, Inc. and Subsidiaries	-	-	-	-	-	-	-	(1,646,216)	-	-	(1,646,216)
Balance - June 30, 2021	28,321	$-	35,497	$-	55,008	$-	$143,108,386	$(90,625,052)	$54,114	$13,709,816	$66,247,264
UK Ltd. Shares purchase	-	-	-	-	-	-	(280,772)	-	-	(242,945)	(523,717)
Stock based compensation	-	-	-	-	-	-	463,046	-	-	-	463,046
Fees associated with equity raise							(1,398)				(1,398)
Foreign currency translation	-	-	-	-	-	-	-	-	69,193	-	69,193
Net income attributable to Noncontrolling interests	-	-	-	-	-	-	-	-	-	(2,705,954)	(2,705,954)
Net loss attributable to stockholders of Ambulnz, Inc. and Subsidiaries	-	-	-	-	-	-	-	3,507,520	-	-	3,507,520
Balance - September 30, 2021	28,321	$-	35,497	$-	55,008	$-	$143,289,262	$(87,117,532)	$123,307	$10,760,917	$67,055,954

The accompanying notes are an integral part of these Condensed Consolidated Financial statements.

F-4

Ambulnz, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,095,427)	$(10,406,595)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	1,697,380	1,341,210
Amortization of intangible assets	1,432,983	1,087,456
Amortization of right of use assets	2,383,940	1,636,778
Gain (loss) on disposal of assets	27,730	(8,854)
Gain from PPP loan forgiveness	(142,667)	-
Bad debt expense	2,152,470	1,585,854
Stock based compensation	1,224,580	515,305
Changes in operating assets and liabilities:
Accounts receivable	(28,794,602)	(9,300,321)
Prepaid expenses and other current assets	(4,531,411)	(175,378)
Other assets	(1,786,407)	(133,687)
Accounts payable	9,422,628	1,383,642
Accrued liabilities	24,861,804	4,529,501
Net cash provided by (used in) operating activities	6,853,001	(7,945,089)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(2,824,916)	(2,905,072)
Proceeds from disposal of property and equipment	6,000	69,113
Acquisition of intangibles	(1,571,959)	(1,759,509)

Net cash (used in) investing activities	(4,390,875)	(4,595,468)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of notes payable	(374,456)	(93,979)
Noncontrolling interest contributions	333,025	1,530,393
Proceeds from line of credit	8,000,000	-
Acquisition of businesses	(56,496)	(79,012)
Payments on obligations under finance lease	(1,830,823)	(1,589,269)
Net cash provided by (used in) financing activities	6,071,250	(231,867)

Effect of exchange rate changes on cash and cash equivalents	171,846	196,345

Net increase (decrease) in cash and restricted cash	8,705,222	(12,576,079)
Cash and restricted cash at beginning of period	34,457,273	51,767,735
Cash and restricted cash at end of period	$43,162,495	$39,191,656

The accompanying notes are an integral part of these Condensed Consolidated Financial statements.

F-5

Ambulnz, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

Supplemental disclosure of cash and non-cash transactions:

Cash paid for interest	$39,637	$35,858

Cash paid for interest on finance lease liabilities	$381,937	$440,852

Cash paid for income taxes	$613,531	$3,518

Right-of-use assets obtained in exchange for lease liabilities	$3,569,276	$131,934

Fixed assets acquired in exchange for notes payable	$271,194	$318,295

Acquisition of remaining 20% of Ambulnz UK LTD	$228,518	$-

Gain from PPP loan forgiveness	$142,667	$-

Reconciliation of cash and restricted cash
Cash	$39,550,926	$36,640,734

Restricted Cash	3,611,569	2,550,922

Total cash and restricted cash shown in statement of cash flows	$43,162,495	$39,191,656

The accompanying notes are an integral part of these Condensed Consolidated Financial statements.

F-6

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Organization

The Business

Ambulnz, LLC was originally formed in Delaware on June 17, 2015, as a limited liability company. On November 1, 2017, with an effective date of January 1, 2017, Ambulnz converted its legal structure from a limited liability company to a C-corporation and changed its name to Ambulnz, Inc. (“Ambulnz”). Ambulnz is the sole owner of Ambulnz Holdings, LLC (“Holdings”) which was formed in the state of Delaware on August 5, 2015, as a limited liability company. Holdings is the owner of multiple operating entities incorporated in various states in the United States as well as within England and Wales, United Kingdom.

Ambulnz, Inc. and Subsidiaries (collectively, the “Company”) is a healthcare transportation and Mobile Health services company (“Mobile Health”) that uses proprietary dispatch and communication technology to provide quality healthcare transportation and healthcare services in major metropolitan cities in the United States and the United Kingdom. Mobile Health performs in-person care directly to patients in the comfort of their homes, workplaces and other non-traditional locations.

On March 8, 2021, Motion Acquisition Corp., (“Motion”), entered into a Merger Agreement (“Merger Agreement”) by and among Motion, Motion Merger Sub Corp. and a wholly owned subsidiary of Motion (“Merger Sub”), and Ambulnz, Inc. (“Ambulnz”). Pursuant to the Merger Agreement, the parties will enter into a business combination transaction by which Merger Sub will merge with and into the Ambulnz (“Merger”), with Ambulnz being the surviving entity of the Merger and becoming a wholly-owned subsidiary of Motion. Concurrent with the consummation of the Merger, (i) each option and warrant of Ambulnz that is outstanding and unexercised (“Convertible Securities”) immediately prior to the effective time of the Merger (“Effective Time”) will be assumed by Motion and will represent the right to acquire an adjusted number of shares of Motion Common Stock at an adjusted exercise price, (ii) the outstanding shares of preferred stock of Ambulnz issued and outstanding immediately prior to the Effective Time will be converted into shares of Class A common stock of Ambulnz, in each case, pursuant to the terms of the Merger Agreement. The Company’s Equity, on a fully diluted basis, will be converted into 83.6 million shares of Class A common stock of Motion (excluding 5.0 million additional shares subject to earnout provisions) at a price of $10.00 per share (the “Transaction Shares”).

2. Summary of Significant Accounting Policies

Basis of Presentation

We have prepared the accompanying financial data as of September 30, 2021, the interim results for the quarter and nine months ended September 30, 2021 are not necessarily indicative of results for the full 2021 calendar year or any other future interim periods, without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. The December 31, 2020 Consolidated Balance Sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States. However, we believe that the disclosures are adequate to make the information presented not misleading. These Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and the notes thereto included in the form S-4. Noncontrolling interests (“NCI”) on the consolidated statements of financial condition represents the portion of consolidated joint ventures and a variable interest entity in which the Company does not have direct equity ownership. Accounts and transactions between consolidated entities have been eliminated.

Principles of Consolidation

The accompanying Condensed Consolidated Financial statements include the accounts of Ambulnz and its subsidiaries. All significant intercompany transactions and balances have been eliminated in these Condensed Consolidated Financial Statements.

F-7

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company holds a variable interest which contracts with physicians and other health professionals in order to provide services to the Company. MD1 Medical Care P.C. (“MD1”) is considered a variable interest entity (“VIE”) since it does not have sufficient equity to finance its activities without additional subordinated financial support. An enterprise having a controlling financial interest in a VIE must consolidate the VIE if it has both power and benefits—that is, it has (1) the power to direct the activities of a VIE that most significantly impacts the VIE’s economic performance (power) and (2) the obligation to absorb losses of the VIE that potentially could be significant to the VIE or the right to receive benefits from the VIE that potentially could be significant to the VIE (benefits). The Company has the power and rights to control all activities of MD1 and funds and absorbs all losses of the VIE and appropriately consolidates Ambulnz, Inc. and Subsidiaries.

Total revenue for the three and nine months period for the VIE amounted to $337,654 at September 30, 2021. Net loss for the three and nine months period for the VIE was $321,079 at September 30, 2021. The VIE’s total assets, all of which were current, was $220,081 at September 30, 2021. Total liabilities, all of which were current for the VIE, was $189,167 at September 30, 2021. The VIE’s total stockholders’ equity was $30,914 at September 30, 2021.

Foreign Currency

The Company’s functional currency is the U.S. dollar. The functional currency of our foreign operation is the respective local currency. Assets and liabilities of foreign operations denominated in local currencies are translated at the spot rate in effect at the applicable reporting date, except for equity accounts which are translated at historical rates. The consolidated statements of operations are translated at the weighted average rate of exchange during the applicable period. The resulting unrealized cumulative translation adjustment is not material to the financial statements.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and the disclosure of contingent assets and liabilities in its financial statements and the reported amounts of expenses during the reporting period. The most significant estimates in the Company’s financial statements relate to revenue recognition related to the allowance for doubtful accounts, stock options and stock based compensation, calculations related to the incremental borrowing rate for the Company’s lease agreements, estimates related to ongoing lease terms, software development costs, impairment of long-lived assets, goodwill and indefinite-lived intangible assets, business combinations, reserve for losses within the company’s insurance deductible, income taxes, and deferred income tax. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources.

Actual results may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

Concentration of Credit Risk and Off-Balance Sheet Risk

The Company is potentially subject to concentration of credit risk with respect to its cash, cash equivalents and restricted cash, which the Company attempts to minimize by maintaining cash, cash equivalents and restricted cash with institutions of sound financial quality. At times, cash balances may exceed limits federally insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company believes it is not exposed to significant credit risk due to the financial strength of the depository institutions in which the funds are held. The Company has no financial instruments with off-balance sheet risk of loss.

Major Customer

The Company has one customer that accounted for approximately 44% of sales and 42% of Account Receivable, net for the period ended September 30, 2021. The Company expects to maintain this relationship with the customers.

F-8

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Major Vendor

The Company has one vendor that accounted for approximately 14% of cost of sales for the period ended September 30, 2021. The Company expects to maintain this relationship with the vendor and believe the services provided from this vendor are available from alternatives sources.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. The Company maintains its cash and cash equivalents with financial institutions in the United States. The accounts at financial institutions in the United States are insured by the Federal Deposit Insurance Corporation (“FDIC”) and are in excess of FDIC limits. The Company had cash balances of approximately $913,464 and $288,593 with foreign financial institutions at September 30, 2021 and December 31, 2020, respectively.

Restricted Cash

Cash and cash equivalents subject to contractual restrictions and not readily available are classified as restricted cash in the consolidated balance sheets. Restricted cash is classified as either a current or non-current asset depending on the restriction period. The Company is required to pledge or otherwise restrict a portion of cash and cash equivalents as collateral for the line of credit, transportation equipment leases and a standby letter of credit as required by its insurance carrier (see Notes 8 and 13).

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements, provides guidance on the development and disclosure of fair value measurements. Under this accounting guidance, fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance classifies fair value measurements in one of the following three categories for disclosure purposes:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

Fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2021 and December 31, 2020. For certain financial instruments, including cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, restricted cash, accounts payable and accrued expenses, and due to seller, the carrying amounts approximate their fair values as it is short term in nature. The notes payable are presented at their carrying value, which based on borrowing rates currently available to the Company for loans with similar terms, approximates its fair values.

F-9

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Accounts Receivable

The Company contracts with hospitals, healthcare facilities, businesses, State and local Government entities, and insurance providers to transport patients and to provide Mobile Health services at specified rates. Accounts receivable consist of billings for transportation and healthcare services provided to patients. The billings will either be paid or settled on the patient’s behalf by health insurance providers, managed care organizations, treatment facilities, government sponsored programs, businesses or patients directly. Accounts receivable are net of insurance provider contractual allowances which are estimated at the time of billing based on contractual terms or other arrangements. Accounts receivable are periodically evaluated for collectability based on past credit history with payors and their current financial condition. Changes in the estimated collectability of account receivable are recorded in the results of operations for the period in which the estimate is revised. Accounts receivable deemed uncollectible are offset against the allowance for uncollectible accounts. The Company generally does not require collateral for accounts receivables.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. When an item is sold or retired, the costs and related accumulated depreciation or amortization are eliminated, and the resulting gain or loss, if any, is recorded in operating expenses in the consolidated statement of operations. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the respective assets. A summary of estimated useful lives is as follows:

Asset Category	Estimated Useful Lives
Buildings	39 years
Office equipment and furniture	3 years
Vehicles	5-8 years
Medical equipment	5 years
Leasehold improvements	Shorter of useful life of asset or lease term

Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures that improve an asset or extend its estimated useful life are capitalized.

Software Development Costs

Costs incurred during the preliminary project stage, maintenance costs and routine updates and enhancements of products are charged to expense as incurred. The Company capitalizes software development costs intended for internal use in accordance with ASC 350-40, Internal-Use Software. Costs incurred in developing the application of its software and costs incurred to upgrade or enhance product functionalities are capitalized when it is probable that the expenses would result in future economic benefits to the Company and the functionalities and enhancements are used for their intended purpose. Capitalized software costs are amortized over its useful life.

Estimated useful lives of software development activities are reviewed annually or whenever events or changes in circumstances indicate that intangible assets may be impaired and adjusted as appropriate to reflect upcoming development activities that may include significant upgrades or enhancements to the existing functionality.

Business Combinations

The Company accounts for its business combinations under the provisions of ASC 805-10, Business Combinations (“ASC 805-10”), which requires that the purchase method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including NCI, are recorded at the date of acquisition at their respective fair values. ASC 805-10 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill.

F-10

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date and any changes in fair value after the acquisition date are accounted for as measurement-period adjustments. Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value are recognized in earnings. For transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase. The Company capitalizes acquisition-related costs and fees associated with asset acquisitions and immediately expenses acquisition-related costs and fees associated with business combinations.

The estimated fair value of net assets to be acquired, including the allocation of the fair value to identifiable assets and liabilities, is determined using established valuation techniques. Management uses assumptions on the basis of historical knowledge of the business and projected financial information of the target. These assumptions may vary based on future events, perceptions of different market participants and other factors outside the control of management, and such variations may be significant to estimated values.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of the recorded amount of long-lived assets, primarily property and equipment and finite-lived intangible assets, whenever events or changes in circumstance indicate that the recorded amount of an asset may not be fully recoverable. An impairment is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. If an asset is determined to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. Assets targeted for disposal are reported at the lower of the carrying amount or fair value less cost to sell. For the periods ending September 30, 2021 and December 2020, management determined that there was no impairment loss required to be recognized for the carrying value of long-lived assets.

Goodwill and Indefinite-Lived Intangible Assets

Goodwill represents the excess of the purchase price of an acquired business over the fair value of amounts assigned to assets acquired and liabilities assumed. Goodwill and indefinite-lived intangible assets, consisting primarily of operating licenses, are not amortized, but are evaluated for impairment on an annual basis, or on an interim basis when events or changes in circumstances indicate that the carrying value may not be recoverable. In assessing the recoverability of goodwill and indefinite-lived intangible assets, the Company makes assumptions regarding the estimated future cash flows, including forecasted revenue growth, projected gross margin and the discount rate to determine the fair value of these assets. If these estimates or their related assumptions change in the future, the Company may be required to record impairment charges against these assets in the reporting period in which the impairment is determined.

The Company tests goodwill for impairment at the reporting unit level, which is one level below the operating segment. The Company has the option of performing a qualitative assessment to determine whether further impairment testing is necessary before performing the one-step quantitative assessment. If as a result of the qualitative assessment, it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount, a quantitative impairment test will be required. Otherwise, no further testing will be required. If a quantitative impairment test is performed, the Company compares the fair values of the applicable reporting units with their aggregate carrying values, including goodwill. Estimating the fair value of the reporting units requires significant judgment by management. If the carrying amount of a reporting unit exceeds the fair value of the reporting unit, goodwill impairment is recognized.

Any excess in carrying value over the estimated fair value is recorded as impairment loss and charged to the results of operations in the period such determination is made. For the periods ended September 30, 2021 and 2020, management determined that there was no impairment loss required to be recognized in the carrying value of goodwill or other intangible assets. The Company selected December 31 as its annual testing date.

Line of Credit

The Costs associated with the line of credit are deferred and recognized over the term of the Line of Credit as interest expense.

F-11

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to interest rate, market, or foreign currency risks. The Company evaluates its financial instruments to determine if such instruments contain features that qualify as embedded derivatives.

Related Party Transactions

The Company defines related parties as affiliates of the company, entities for which investments are accounted for by the equity method, trusts for the benefit of employees, principal owners (beneficial owners of more than 10% of the voting interest), management, and members of immediate families of principal owners or management, other parties with which the company may deal with if one party controls or can significantly influence management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Related party transactions are recorded within operating expenses in the Company’s statement of operations. For details regarding the related party transactions that occurred during the periods ended September 30, 2021 and September 30, 2020, refer to Note 15.

Revenue Recognition

On January 1, 2019, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (“ASC 606”), as amended.

To determine revenue recognition for contractual arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (1) identify each contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when (or as) the relevant performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services the Company provides to the customer.

The Company generates revenues from the provision of (1) ambulance and medical transportation services (“Transportation Services”) and (2) Mobile Health services. The customer simultaneously receives and consumes the benefits provided by the Company as the performance obligations are fulfilled, therefore the Company satisfies performance obligations immediately. The Company has utilized the “right to invoice” expedient which allows an entity to recognize revenue in the amount of consideration to which the entity has the right to invoice when the amount that the Company has the right to invoice corresponds directly to the value transferred to the customer. Revenues are recorded net of an estimated contractual allowances for claims subject to contracts with responsible paying entities. The Company estimates contractual allowances at the time of billing based on contractual terms, historical collections, or other arrangements. All transaction prices are fixed and determinable which includes a fixed base rate, fixed milage rate and an evaluation of historical collections by each payer.

Nature of Our Services

Revenue is primarily derived from:

i.	Transportation Services: These services encompass both emergency response and non-emergency transport services. Non-emergency transport services include ambulance transports and wheelchair transports. Net revenue from transportation services is derived from the transportation of patients based on billings to third party payors and healthcare facilities.
ii.	Mobile Health Services: These services include services performed at home and offices, COVID-19 testing, and event services which include on-site healthcare support at sporting events and concerts.

The Company concluded that Transportation Services and any related support activities are a single performance obligation under ASC 606. The transaction price is determined by the fixed rate usage-based fees or fixed fees which are agreed upon in the Company’s executed contracts. For Mobile Health, the performance of the services and any related support activities are a single performance obligation under ASC 606. Mobile Health services are typically billed based on a fixed rate (i.e., time and materials separately or combined) fee structure taking into consideration staff and materials utilized.

F-12

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

As the performance associated with such services is known and quantifiable at the end of a period in which the services occurred (i.e., monthly or quarterly), revenues are typically recognized in the respective period performed. The typical billing cycle for Transportation Services and Mobile Health services is same day to 5 days with payments generally due within 30 days. For Transportation Services, the Company estimates the amount of revenues unbilled at month end and recognizes such amounts as revenue, based on available data and customer history. The Company’s Transportation Services and Mobile Health services each represent a single performance obligation. Therefore, allocation is not necessary as the transaction price (fees) for the services provided is standard and explicitly stated in the contractual fee schedule and/or invoice. The Company monitors and evaluate all contracts on a case-by-case basis to determine if multiple performance obligations are present in a contractual arrangement.

For Transportation Services, the customer simultaneously receives and consumes the benefits provided by the Company as the performance obligations are fulfilled, therefore the Company satisfies performance obligations at the same time. For Transportation Services, where the customer pays fixed rate usage-based fees, the actual usage in the period represents the best measure of progress. Generally, for Mobile Health services, the customer simultaneously receives and consumes the benefits provided by the Company as the performance obligations are fulfilled, therefore the Company satisfies performance obligations at the same time. For certain Mobile Health services that have a fixed fee arrangement, and the services are provided over time, revenue is recognized over time as the services are provided to the customer.

In the following table, revenue is disaggregated by as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Primary Geographical Markets
United States	$83,286,509	$25,345,926	$190,595,217	$58,916,146
United Kingdom	2,552,479	1,590,687	6,799,162	3,934,287
Total revenue	$85,838,988	$26,936,613	$197,394,379	$62,850,433

Major Segments/Service Lines
Core Transportation Services	$17,916,162	$15,242,251	$65,657,141	$47,577,542
Mobile Health	67,922,826	11,694,362	131,737,238	15,272,891
Total revenue	$85,838,988	$26,936,613	$197,394,379	$62,850,433

Stock Based Compensation

The Company expenses stock based compensation over the requisite service period based on the estimated grant-date fair value of the awards. The Company estimates the fair value of stock option grants using the Black-Scholes option pricing model, and the assumptions used in calculating the fair value of stock based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. One of these assumptions include the expected volatility of the Company’s stock price. Developing this assumption requires the use of judgment. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies. The Company accounts for forfeitures as they occur. All stock based compensation costs are recorded in operating expenses in the consolidated statements of operations.

Loss per Share

Net loss per share represents the net loss attributable to stockholders divided by the weighted-average number of shares outstanding during the period on an as-converted to common share basis. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock of the Company during the reporting periods. Potential dilutive common stock equivalents consist of the incremental common shares issuable upon exercise of warrants and the incremental shares issuable upon conversion of stock options. In reporting periods in which the Company has a net loss, the effect of these are considered anti-dilutive and excluded from the diluted earnings per share calculation. At September 30, 2020, the Company excluded from its calculation 38,294 shares because their inclusion would have been anti-dilutive.

F-13

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Leases

The Company categorizes leases at its inception as either operating or finance leases based on the criteria in ASC 842, Leases. The Company adopted FASB ASC 842, Leases, (“ASC 842”) on January 1, 2019, using the modified retrospective approach, and has established a Right-of-Use (“ROU”) Asset and a current and non-current Lease Liability for each lease arrangement identified. The lease liability is recorded at the present value of future lease payments discounted using the discount rate that approximates the Company’s incremental borrowing rate for the lease established at the commencement date, and the ROU asset is measured as the lease liability plus any initial direct costs, less any lease incentives received before commencement. The Company recognizes a single lease cost, so that the remaining cost of the lease is allocated over the remaining lease term on a straight-line basis.

The Company has lease arrangements for vehicles, equipment and facilities. These leases typically have original terms not exceeding 10 years and, in some cases contain multi-year renewal options, none of which are reasonably certain of exercise. The Company’s lease arrangements may contain both lease and non-lease components. The Company has elected to combine and account for lease and non-lease components as a single lease component. The Company has incorporated residual value obligations in leases for which there is such occurrences. Regarding short-term leases, ASC 842-10-25-2 permits and entity to make a policy election not to apply the recognition requirements of ASC 842 to Short-term leases. The Company has elected not to apply the ASC 842 recognition criteria to any leases that qualify as Short-Term Leases.

Income Taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or its tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. The Company recognizes any interest and penalties accrued related to unrecognized tax benefits as income tax expense.

Recently Issued Accounting Standards Not Yet Adopted

In January 2020, the FASB issued ASU 2020-01- Investments-Equity Securities (“ASC 321”), Investments-Equity Method and Joint Ventures (“ASC 323”), and Derivatives and Hedging (“ASC 815”)-Clarifying the Interactions between ASC 321, ASC 323, and ASC 815 (a consensus of the Emerging Issues Task Force), which clarifies the interaction of the accounting for certain equity securities, equity method investments, and certain forward contracts and purchased options. The guidance clarifies that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting for the purposes of applying measurement principles for certain equity securities immediately before applying or discontinuing the equity method. The Company expects to adopt this guidance in 2021 using a prospective method. The assessment of the adoption of this ASU is in process and is not expected to have a material impact on the Company’s Condensed Consolidated Financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (“ASC 740”): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which modifies ASC 740 to reduce complexity while maintaining or improving the usefulness of the information provided to users of financial statements. ASU 2019-12 is effective for the Company for interim and annual reporting periods beginning after December 15, 2021. The Company is currently assessing the impact of ASU 2019-12, but it is not expected to have a material impact on the Company’s Condensed Consolidated Financial statement.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (“ASC 326”): Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. For available-for-sale debt securities with unrealized losses, entities will measure credit losses in a manner similar to current practice, except the losses will be recognized as allowances instead of reductions in the amortized cost of the securities. In addition, an entity will have to disclose significantly more information about allowances, credit quality indicators and past due securities. The new standard is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, and will be applied as a cumulative-effect adjustment to retained earnings. The Company is currently evaluating the impact of the pending adoption of the new standard on its Condensed Consolidated Financial statements and intends to adopt the standard on January 1, 2023.

In May 2021, the FASB issued ASU 2021-04, Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. The ASU addresses the previous lack of specific guidance in the accounting standards codification related to modifications or exchanges of freestanding equity-classified written call options (such as warrants) by specifying the accounting for various modification scenarios. The ASU is effective for interim and annual periods beginning after December 15, 2021, with early adoption permitted for any periods after issuance to be applied as of the beginning of the fiscal year that includes the interim period. The assessment of the adoption of this ASU is in process and is not expected to have a material impact on the Company’s Condensed Consolidated Financial statements.

3. Property and Equipment, net

Property and equipment, net, as of September 30, 2021 and December 31, 2020 are as follows:

	September 30, 2021	December 31, 2020

Office equipment and furniture	$1,678,072	$1,044,555
Buildings	498,784	200,000
Land	37,800	37,800
Transportation equipment	11,765,294	10,418,045
Medical equipment	3,476,304	2,681,510
Leasehold improvements	616,446	593,300
	18,072,700	14,975,210
Less: accumulated depreciation	(7,602,103)	(5,869,613)
Property and equipment, net	$10,470,597	$9,105,597

The Company recorded depreciation expense of $598,188 and $461,734 for three months ended September 30, 2021 and 2020, respectively.

The Company recorded depreciation expense of $1,697,380 and $1,341,210 for the nine months ended September 30, 2021 and 2020, respectively.

F-14

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. Acquisition of Businesses and Asset Acquisitions

LJH Ambulance Acquisition

On November 20, 2020, AF WI LNZ, LLC, a subsidiary of Ambulnz-FMC North America LLC (a subsidiary of Holdings), entered into the Share Purchase Agreement (“Agreement”) with LJH Ambulance (“LJH”). LJH was in the business of providing medical transportation services. The purchase price consisted of $465,000 cash consideration. The Company also agreed to pay the Seller 50% of all proceeds from accounts receivable that were outstanding as of the Agreement signing date that are actually received by the Company after the Agreement closing date.

The purchase price was allocated as follows:

Consideration:
Cash consideration	$465,000
Contingent consideration – collection of accounts receivable	372,168
Total consideration	$837,168

Recognized amounts of identifiable assets acquired and liabilities assumed
Accounts receivable	$744,336
Other current assets	3,427
Property, plant and equipment	372,800
Intangible assets	200,000
Total identifiable assets acquired	1,320,563

Notes payable	372,921
Accounts receivable collections payable	372,168
Accounts payable and accrued expenses	41,423
Total liabilities assumed	786,512

Goodwill	303,117

Total purchase price	$837,168

The Company also incurred $55,800 of transaction costs which were expensed as incurred, at the time of the closing of the acquisition, and recorded in the general and administrative account on the consolidated statement of operations. As of September 30, 2021 and December 31, 2020, the Company recorded $837,168, and $837,168, respectively, as due to seller in the consolidated balance sheet.

Ambulnz UK Ltd Acquisition

On August 19, 2021 the Company purchased the remaining 20% of Ambulnz UK Ltd’s outstanding B Ordinary shares. As a result of this transaction Ambulnz now owns 100% of Ambulnz UK Ltd. Consideration for the transaction is £750,000 (USD $1,029,075 as of September 30, 2021) of which £368,313 (USD 505,362 as of September 30, 2021) will be paid in restricted stock consisting of 77.8 Class B Common Shares of Ambulnz Inc at a fair market value per share of $6,430 and £381,687 (USD $523,723 as of September 30, 2021) in cash, payable in 4 equal monthly installments of £96,920.30 (USD $132,984 as of September 30, 2021) plus interest at 6% per annum. Cash payments are due September 30, 2021, October 31, 2021, November 30, 2021 and December 31, 2021. Restricted stock will vest and transfer restrictions shall lapse according to the following schedule: 12.8 shares on February 1, 2022, 13 shares on August 19, 2022, 13 shares on February 1, 2023, 13 shares on August 19, 2023, 13 shares on February 1, 2014, and 13 shares August 19, 2024. Vesting is contingent upon the employment of the seller, vesting will cease upon resignation by participant or if participant is terminated for cause.

F-15

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. Goodwill

The Company recorded goodwill in connection with its acquisitions. The changes in the carrying value of goodwill for the period ended September 30, 2021 are as noted in the tables below:

Carrying Value
Balance at December 31, 2020	$6,610,557
Goodwill acquired during the period	-
Balance at September 30, 2021	$6,610,557

6. Intangibles

Intangible assets consist of the following as of September 30, 2021 and December 31, 2020:

	September 30, 2021
	Estimated Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Patents	15 years	$37,530	$(5,605)	$31,925
Computer software	5 years	294,147	(204,874)	89,273
Operating licenses	Indefinite	8,375,514	-	8,375,514
Internally developed software	4-5 years	5,747,473	(3,431,103)	2,316,370
		$14,454,664	$(3,641,582)	$10,813,082

	December 31, 2020
	Estimated Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Patents	15 years	$23,382	$(4,107)	$19,275
Computer software	5 years	294,148	(161,332)	132,816
Operating licenses	Indefinite	8,375,514	—	8,375,514
Internally developed software	4-5 years	4,189,662	(2,043,161)	2,146,501
		$12,882,706	$(2,208,600)	$10,674,106

The Company recorded amortization expense of $1,432,983 and $1,087,456 for the nine months ended September 30, 2021 and 2020, respectively.

The Company recorded amortization expense of $552,999 and $362,434 for the three months ended September 30, 2021 and 2020, respectively.

F-16

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Future amortization expense at September 30, 2021 for the next five years and in the aggregate are as follows:

Amortization Expense
2021, remaining	$308,075
2022	1,206,873
2023	641,265
2024	151,934
2025	108,141
Thereafter	21,280
Total	$2,437,568

7. Accrued Liabilities

Accrued liabilities consisted of the following at the dates indicated:

	September 30, 2021	December 31, 2020
Accrued lab fees	$8,526,602	$4,267,665
Accrued payroll	10,464,783	2,409,105
Medicare advance	1,945,814	2,397,024
FICA/Medicare liability	1,793,551	1,793,551
Accrued general expenses	3,975,877	1,437,684
Accrued subcontractors	8,463,178	-
Accrued fuel and maintenance	549,491	181,195
Accrued workers compensation	1,965,084	538,897
Other current liabilities	194,002	50,000
Accrued legal fees	1,251,463	1,172,425
Credit card payable	43,086	6,892
Total accrued liabilities	$39,172,931	$14,254,438

8. Line of Credit

On May 13, 2021, the Company entered into a revolving loan and security agreement with a bank (the “Lender”), with a maximum revolving advance amount of $12,000,000. Each Revolving Advance shall bear interest at a per annum rate equal to the Wall Street Journal Prime Rate (3.25% at September 30, 2021), as the same may change from time to time, plus one percent (1.00%), but in no event less than five percent (5.00%) per annum, calculated on the basis of a 360-day year for the actual number of days elapsed (“Contract Rate”). The revolving loan has a maturity date of May 12, 2022 (“Maturity Date”). This loan is secured by all assets of entities owned 100% by Ambulnz Inc. As of September 30, 2021 the outstanding balance is $8,000,000 This loan is subject to certain financial covenants such as a Fixed Charge Coverage Ratio and Debt to Effective Tangible Net Worth.

9. Notes Payable

The Company has various loans with finance companies with monthly installments aggregating $60,499, inclusive of interest ranging from 0.00% through 9.07%. The notes mature at various times through 2026 and are secured by transportation equipment.

F-17

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table summarizes the Company’s notes payable:

	September 30, 2021	December 31, 2020
Equipment and financing loans payable, between 3% and 5.70% interest and maturing between October 2021 and September 2022	$1,012,922	$1,116,184
Loan received pursuant to the Payroll Protection Program Term Note		142,667
Joseph Patrick Sheehan share purchase agreement	523,714	-
Total notes payable	1,536,636	1,258,851
Less: current portion of notes payable	$931,561	$664,357
Total non-current portion of notes payable	$605,075	$594,494

Interest expense was $39,637 and $35,858 for the periods ended September 30, 2021 and 2020, respectively.

Future minimum annual maturites of notes payable at September 30, 2021 are as follows:

Notes Payable
2021, remaining	582,406
2022	418,269
2023	310,410
2024	124,704
2025	78,560
Thereafter	22,287
Total maturities	$1,536,636
Current portion of notes payable	(931,561)
Long-term portion of notes payable	$605,075

Paycheck Protection Program Loan

On November 20, 2020, the Company entered into a stock purchase agreement with LJH. Under the agreement, the Company acquired 100% of the outstanding shares of common stock Prior to the acquisition, LJH received $142,667 from the Paycheck Protection Program (the “PPP Loan”), established pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and administered by the U.S. Small Business Administration (“SBA”). As part of the purchase agreement, the Company acquired the $142,667 PPP Loan and recorded the balance in notes payable. The unsecured PPP Loan accrues interest on the outstanding principal at the rate of 1% per annum, due on September 13, 2021. This loan was forgiven in August of 2021 and a gain from the forgiveness of this loan was recognized in Gain from PPP loan forgiveness.

10. Business Segment Information

The Company conducts business as two operating segments, Transportation Services and Mobile Health services. In accordance with ASC 280, Segment Reporting, operating segments are components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker, who is the chief executive officer, in deciding how to allocate resources and assessing performance. The Company’s business operates in two operating segments because the Company’s entities have two main revenue streams, and the Company’s chief operating decision maker evaluates the Company’s financial information and resources and assesses the performance of these resources by revenue stream.

The accounting policies of the segments are the same as the accounting policies of the Company as a whole. The Company evaluates the performance of its Transportation services and Mobile Health services segments based primarily on results of operations.

F-18

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Operating results for the business segments of the Company are as follows:

	Transportation Services	Mobile Health Services	Total

Three Months Ended September 30, 2021
Revenues	$17,916,162	$67,922,826	$85,838,988

(Loss) income from operations	(11,308,739)	12,827,957	1,519,218

Total assets	$115,444,782	$28,634,083	$144,078,865

Depreciation and amortization expense	$1,860,088	$159,488	$2,019,576

Stock compensation	$458,346	$4,700	$463,046

Long-lived assets	$25,641,586	$2,252,650	$27,894,236

Three Months Ended September 30, 2020
Revenues	$15,242,252	$11,694,361	$26,936,613

(Loss) income from operations	(5,028,689)	2,469,430	(2,559,259)

Total assets	$95,201,741	$2,545,558	$97,747,299

Depreciation and amortization expense	$1,368,802	$960	$1,369,762

Stock compensation	$171,768	$-	$171,768

Long-lived assets	$26,361,180	$29,080	$26,390,260

F-19

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

	Transportation Services	Mobile Health Services	Total
Nine Months Ended September 30, 2021
Revenues	$65,657,142	$131,737,237	$197,394,379

(Loss) income from operations	(15,309,680)	15,213,696	(95,984)

Total assets	$115,444,782	$28,634,083	$144,078,865

Depreciation and amortization expense	$5,214,607	$299,696	$5,514,303

Stock compensation	$1,215,180	$9,400	$1,224,580

Long-lived assets	$25,641,586	$2,252,650	$27,894,236

Nine Months Ended September 30, 2020
Revenues	$47,577,542	$15,272,891	$62,850,433

(Loss) income from operations	(13,382,146)	3,062,702	(10,319,444)

Total assets	$93,779,420	$2,545,558	$96,324,978

Depreciation and amortization expense	$4,064,424	$1,021	$4,065,445

Stock compensation	$515,305	$-	$515,305

Long-lived assets	$24,803,298	$29,080	$24,832,378

Long-lived assets include property, plant and equipment, goodwill and intangible assets.

Geographic Information

Revenues by geographic location included in Note 2.

11. Equity

Preferred Stock

On May 23, 2019, Series A preferred stock was formed, and 40,000 shares were authorized. Each share of Series A preferred stock is convertible into Class A common stock at a conversion price of $3,000 per share, subject to adjustment as defined in the articles of incorporation.

Series A preferred stockholders have voting rights equivalent to the number of common stock shares issuable upon conversion. The Series A preferred stockholders are entitled to non-cumulative dividends equal to 8% of the original issue price as defined in the agreement when declared by the board of directors.

The holders of the Series A preferred stock have preferential liquidation rights and rank senior to the holders of common stock. If a liquidation were to occur, the holders of the Series A preferred stock will be paid an amount equal to $3,000 per share, subject to adjustment as defined in the articles of incorporation, plus all accrued and unpaid dividends thereon. After the payment of the Series A preferred stockholders, the common stockholders will be paid out on a pro-rate basis.

F-20

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Common Stock

On November 1, 2017, the Company converted its legal structure from a limited liability company to a corporation and converted its membership units into shares of common stock at a rate of 1,000 shares per membership unit. The total authorized number of shares of common stock converted was 100,000 shares, comprised of 35,597 shares of Class A common stock and 64,402 shares of Class B common stock.

On May 23, 2019, the Company amended and restated its articles of incorporation and the total authorized common shares increased to 154,503 shares, comprised of 78,000 shares of Class A common stock and 76,503 shares of Class B common stock. The Class A common stockholders have voting rights equivalent to one vote per share of common stock and the Class B common stockholders have no voting rights. Dividends may be paid to the common stockholders out of funds legally available, when declared by the board of directors.

Warrants

On February 15, 2018, the Company issued a warrant to purchase 1,367 shares of Class B Common Stock at a purchase price of $0.01 per share to an investor in conjunction with a capital investment. The warrant has no expiration date. The fair value on the date of issuance was $5,400 per share for a total fair value of $7,381,800. On May 23, 2019, this warrant was exchanged for a warrant to purchase 2,461 shares of Series A Preferred Stock at a purchase price of $0.01 per share. The exchanged warrant has no expiration date, with a fair value on the date of issuance of $3,000 per share for a total fair value of $7,383,000. These warrants were cashless exercised in November 2021 for 2,460.996 shares of common Ambulnz Inc stock.

On June 5, 2019, the Company issued a warrant to purchase 667 shares of Series A Preferred Stock at a purchase price of $3,000 per share to an investor in conjunction with a capital investment. The warrant expires on June 6, 2029. The fair value on the date of issuance was $2,078 per warrant for a total fair value of $1,386,026. These warrants were cashless exercised in November 2021 for 356.210 shares of common Ambulnz Inc stock.

12. Stock Based Compensation

Stock Options

In November 2017, the Company established the Ambulnz, Inc. Equity Incentive Plan (the “Plan”) and reserved 10,400 shares of Class B common stock for issuance under the Plan. The Company’s stock options generally vest on various terms based on continuous services over periods ranging from three to five years. The stock options are subject to time vesting requirements through 2028 and are nontransferable. Stock options granted have a maximum contractual term of 10 years. At September 30, 2021, 5,206 employee options had vested.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company’s shares of stock are not publicly traded; however, management has taken the average of several publicly traded companies that are representative of the Company’s size and industry in order to estimate its expected stock volatility. The expected term of the options represents the period of time the instruments are expected to be outstanding. The Company bases the risk-free interest rate on the rate payable on the U.S. Treasury securities corresponding to the expected term of the awards at the date of grant. Expected dividend yield is zero based on the fact that the Company has not historically paid and does not intend to pay a dividend in the foreseeable future.

The Company utilized contemporaneous valuations in determining the fair value of its shares at the date of option grants. Prior to the Merger, each valuation utilized both the discounted cash flow and guideline public company methodologies to estimate the fair value of its shares on a non-controlling and marketable basis. The December 31, 2020 valuations also included an approach that took into consideration a pending non-binding letter of intent from Motion Acquisition Corp. The March 11, 2021 valuation report relied solely on the fair value of the Company’s shares implied by the March 8, 2021 Merger Agreement with Motion Acquisition Corp.

F-21

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A discount for lack of marketability was applied to the non-controlling and marketable fair value estimates determined above. The determination of an appropriate discount for lack of marketability was based on a review of discounts on the sale of restricted shares of publicly traded companies and put-based quantitative methods. Factors that influenced the size of the discount for lack of marketability include (a) the estimated time it would take for a Company stockholder to achieve marketability, and (b) the volatility of the Company’s business.

The following assumptions were used to compute the fair value of the sole stock option grant during the period ended September 30, 2021, and 2020:

	Quarter Ended September 30,
	2021	2020
Volatility	65%	44.48%
Expected term (in years)	.5 - 2	2%
Risk-free interest rate	.15% - .62%	.14% -1.58%
Dividend yield	0	0

The following table summarizes the Company’s stock option activity under the Plan for the period ended September 30, 2021:

	Number of Shares Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinssic Value
Balance at December 31, 2020	7,186	$1,190	7	8,129,671
Stock Options grants	1,394	5,043	10
Stock options exercised	-	$-	-
Stock option forfeited	(793)	1,704
Balance at September 30, 2021	7,787	$1,496	7	$38,121,110
Vested or expected to vest at September 30, 2021	5,165	$1,276	4	$26,626,986

The aggregate intrinsic value in the above table is calculated as the difference between fair value of the Company’s common stock price and the exercise price of the stock options. The weighted average grant date fair value per share for stock option grants during the periods ended September 30, 2021, and December 31, 2020 was $1,524 and $275, respectively, at September 30, 2021 and December 31, 2020, the total unrecognized compensation related to unvested stock option awards granted was $2,108,938 and $1,947,767, respectively, which the Company expects to recognize over a weighted-average period of approximately 2.40 years.

13. Leases

Operating Leases

The Company is obligated to make rental payments under non-cancellable operating leases for office, dispatch station space, and transportation equipment, expiring at various dates through 2026. Under the terms of the leases, the Company is also obligated for its proportionate share of real estate taxes, insurance and maintenance costs of the property. The Company is required to hold certain funds in restricted cash and cash equivalents accounts under some of these agreements.

Certain leases for property and transportation equipment contain options to purchase, extend or terminate the lease. Determining the lease term and amount of lease payments to include in the calculation of the right-of-use (ROU) asset and lease obligations for leases containing options requires the use of judgment to determine whether the exercise of an option is reasonably certain and whether the optional period and payments should be included in the calculation of the associated ROU asset and lease obligation. In making the determination of such judgment, the Company considers all relevant economic factors that would require whether to exercise or not exercise the option.

F-22

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company’s lease agreements generally do not provide an implicit borrowing rate. Therefore, the Company used a benchmark approach to derive an appropriate imputed discount rate. The Company benchmarked itself against other companies of similar credit ratings and comparable quality and derived imputed rates, which were used to discount its real estate lease liabilities. The Company used estimated borrowing rates of 6% on January 1, 2019, for all leases that commenced prior to that date, for office spaces and transportation equipment.

Lease Costs

The table below comprise lease expenses for the periods ended September 30, 2021 and 2020:

Components of total lease cost:	September 30, 2021	September 30, 2020

Operating lease expense	$1,446,067	$1,243,152
Short-term lease expense	256,448	77,442
Total lease cost	$1,702,515	$1,320,594

Lease Position as of September 30, 2021

Right-of-use lease assets and lease liabilities for the Company’s operating leases were recorded in the consolidated balance sheets as follows:

	September 30, 2021	December 31, 2020
Assets
Lease right-of-use assets	$4,511,988	$4,997,407
Total lease assets	$4,511,988	$4,997,407

Liabilities
Current liabilities:
Lease liability - current portion	$1,552,866	$1,620,470
Noncurrent liabilities:
Lease liability, net of current portion	3,220,829	3,638,254
Total lease liability	$4,773,695	$5,258,724

Lease Terms and Discount Rate

Weighted average remaining lease term (in years) - operating leases	4.29

Weighted average discount rate - operating leases	6.0%

F-23

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Undiscounted Cash Flows

Future minimum lease payments under the operating leases at September 30, 2021 are as follows:

Operating Leases
2021, remaining	$520,185
2022	1,647,308
2023	1,200,637
2024	784,919
2025	796,541
2026 and thereafter	402,199
Total future minimum lease payments	5,351,789
Less effects of discounting	(578,094)
Present value of future minimum lease payments	$4,773,695

Operating lease expense approximated $1,702,515 and $1,320,594 for the nine months ended September 30, 2021, and 2020, respectively.

Operating lease expense approximated $776,164 and $523,426 for the three months ended September 30, 2021, and 2020, respectively.

For the nine months ended September 30, 2021, the Company made $1,446,067 of fixed cash payments related to operating leases and $1,972,283 related to finance leases.

For the three months ended September 30, 2021, the Company made $519,716 of fixed cash payments related to operating leases and $725,233 related to finance leases.

Finance Leases

The Company leases vehicles under a non-cancelable finance lease agreements with a liability of $9,092,472 and $7,373,664 for the periods ended September 30, 2021, and December 31, 2020, (accumulated depreciation of $6,291,087 and $4,181,317 as of September 30, 2021, and December 31, 2020). Depreciation expense for the vehicles under non-cancelable lease agreements amounted to $2,109,770 and $1,611,312 for the nine months ended September 30, 2021, and 2020, respectively. Depreciation expense for the vehicles under non-cancelable lease agreements amounted to $752,313 and $1,086,373 for the three months ended September 30, 2021, and 2020, respectively.

Lease Payments

Components of total lease payment:	September 30, 2021	September 30, 2020

Finance lease payment	$1,972,283	$1,576,085
Short-term lease payment	-	-
Total lease payments	$1,972,283	$1,576,085

F-24

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Lease Position as of September 30, 2021

Right-of-use lease assets and lease liabilities for the Company’s finance leases were recorded in the consolidated balance sheet as follows:

	September 30, 2021	December 31, 2020
Assets
Lease right-of-use assets	$8,224,418	$7,001,644
Total lease assets	$8,224,418	$7,001,644
Liabilities
Current liabilities:
Lease liability - current portion	$2,858,622	$1,876,765
Noncurrent liabilities:
Lease liability, net of current portion	6,233,850	5,496,899
Total lease liability	$9,092,472	$7,373,664

Lease Terms and Discount Rate

The table below presents certain information related to the weighted average remaining lease term and the weighted average discount rate for the Company’s finance leases as of September 30, 2021:

Weighted average remaining lease term (in years) - finance leases	3.68

Weighted average discount rate - finance leases	6.00%

Undiscounted Cash Flows

Future minimum lease payments under the finance leases at September 30, 2021 are as follows:

Finance Leases
2021, remaining	$730,383
2022	3,387,233
2023	2,628,443
2024	1,332,844
2025	1,379,690
2026 and thereafter	728,305
Total future minimum lease payments	10,186,898
Less effects of discounting	(1,094,426)
Present value of future minimum lease payments	$9,092,472

14. Other Income

In 2020, the company recognized Other Income of $300,000 from a legal settlement in the Consolidated Statements of Operations and Comprehensive Loss for the year.

F-25

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15. Related Party Transactions

Historically, the Company has been involved in transactions with various related parties.

The Company purchases medical supplies from Medline Industries Inc. Medline Industries Inc. is an investor in the Company, and therefore, a related party. The Company made payments to Medline Industries Inc. for medical supplies in the amount of $236,937 and $73,631 for the nine months ended September 30, 2021 and 2020, respectively.

Pride Staff also provides subcontractor services for the Company. The Pride Staff is owned by an operations manager of the Company and his spouse, and therefore, a related party. The Company made subcontractor payments to Pride Staff totaling $592,417 and $546,676 for the nine months ended September 30, 2021 and 2020, respectively.

SM Hewett LLC also provides commission services for the Company. The SM Hewett is owned by an operations manager of the Company, and therefore, a related party. The Company made commission payments to SM Hewett totaling $132,414 and $0 for the nine months ended September 30, 2021 and 2020, respectively.

Included in accounts payable were $34,342 and $5,169 due to related parties as of September 30, 2021 and December 31, 2020, respectively.

16. Income Taxes

As a result of the Company’s history of net operating losses (“NOL”), the Company had historically provided for a full valuation allowance against its deferred tax assets for assets that are not more-likely-than-not to be realized. The Company’s income tax expense/(benefit) for the nine months ended September 30, 2021 and 2020 was $613,531and $3,518 respectively, was for state income taxes. The Company’s income tax expense/(benefit) for the three months ended September 30, 2021 and 2020 was $604,608 and $3,518 respectively, was for state income taxes.

17. Legal Proceedings

From time to time, the Company may be involved as a defendant in legal actions that arise in the normal course of business. In the opinion of management, the Company has adequate legal defense on all legal actions, and the results of any such proceedings would not materially impact the Condensed Consolidated Financial statements of the Company. The Company provides disclosure and records loss contingencies in accordance with the loss contingencies accounting guidance. In accordance with such guidance, the Company establishes accruals for such matters when potential losses become probable and can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the possible loss in the Condensed Consolidated Financial statements.

As of September 30, 2021 and December 31, 2020, the Company recorded a liability of $1,000,000, which represents an amount for an agreed settlement, under the terms of a memorandum of understanding, of various class-based claims, both actual and potential, under Federal and California State law over an historical period. The settlement is subject to court approval.

18. Risk and Uncertainties

COVID-19 Risks, Impacts and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 Outbreak”) and the risks to the international community as the virus spreads globally. In March 2020, the WHO classified the COVID-19 Outbreak as a pandemic, based on the rapid increase in exposure globally.

The spread of COVID-19 and the related country-wide shutdowns and restrictions have had a mixed impact on the Company’s business. In the ambulance transportation business, which predominantly comprises non-emergency medical transportation, the Company has seen a decline in volumes from historical and expected levels, as elective surgeries and other procedures have been postponed. In some of the Company’s larger markets, such as New York and California, there have been declines in trip volume. In addition, the Company experienced lost revenues associated with sporting, concerts and other events, as those events have been cancelled or have a significantly restricted (or entirely eliminated) the number of permitted attendees.

F-26

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

There are two areas where the Company has experienced positive business impacts from COVID-19. In April and May 2020, the Company participated in an emergency project with Federal Emergency Management Agency (“FEMA”) in the New York City area. This engagement resulted in incremental transportation revenue. In addition, in response to the need for widespread COVID-19 testing and available Emergency Medical Technicians (“EMT”) and Paramedics, the Company formed a new subsidiary, Rapid Reliable Testing, LLC (“RRT”), with the goal to perform COVID-19 tests at nursing homes, municipal sites, businesses, schools and other venues. RRT is part of the Mobile Health segment.

The Company has continued to operate with several back-office employees working remotely. To date, the Company has not witnessed any degradation in productivity from these employees, and the Company’s operations have proceeded without major interruption.

The measures to contain the spread of COVID-19 in the Company and other developments related to COVID-19 have materially affected the Company’s results of operations during 2020. Where applicable, the impact resulting from the COVID-19 pandemic during the year ended December 31, 2020, has been considered, including updated assessments of the recoverability of assets and evaluation of potential credit losses.

Sources of relief available to the Company included the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020, the Paycheck Protection Program and Health Care Enhancement Act (the “PPPHCE Act”), which was enacted on April 24, 2020, and the Consolidated Appropriations Act, 2021 (the “CAA”), which was enacted on December 27, 2020. The CARES Act, PPPHCE Act and the CAA authorized funding to be distributed to hospitals and other healthcare providers through the Public Health and Social Services Emergency Fund (the “PHSSEF”). In addition, the CARES Act provide for an expansion of the Medicare Accelerated and Advance Payment Program whereby inpatient acute care hospitals and other eligible providers were able to request accelerated payment of up to 100% of their Medicare payment amount for a six-month period to be repaid through withholding of future Medicare fee-for-service payments. During the year ended December 31, 2020, the Company was a beneficiary of these stimulus measures, including the Medicare Accelerated and Advance Payment Program. The Company’s accounting policies for the recognition of these stimulus monies are as follows:

Pandemic Relief Funds

During the year ended December 31, 2020, the Company received $1,046,955 in payments through the PHSSEF and various state and local programs, net of amounts that will be repaid to HHS. The PHSSEF payments received were recognized as a reduction in cost of revenues on the income statement during the year ended December 31, 2020. The recognition of amounts received is conditioned upon the provision of care for individuals with possible or actual cases of COVID-19 after January 31, 2020. Certification that payment will be used to offset costs to prevent, prepare for and respond to coronavirus will be required. Amounts are recognized as a reduction to operating costs and expenses only to the extent the Company is reasonably assured that underlying conditions have been met.

The Company’s assessment of whether the terms and conditions for amounts received are reasonably assured of having been met considers, among other things, the CARES Act, the CAA and all frequently asked questions and other interpretive guidance issued by HHS, including the Post-Payment Notice of Reporting Requirements issued on January 15, 2021 (the “January 15, 2021 Notice”) and frequently asked questions issued by HHS on January 28, 2021 which clarified previously issued guidance, as well as expenses incurred attributable to the coronavirus and the Company’s results of operations during such period as compared to the Company’s budget. Such guidance, specifically the various Post-Payment Notice of Reporting Requirements and frequently asked questions issued by HHS, set forth the allowable methods for quantifying eligible healthcare related expenses and lost revenues. Only healthcare related expenses attributable to coronavirus that another source has not reimbursed and is not obligated to reimburse are eligible to be claimed. The use of funds calculation as of December 31, 2020, takes into account expenses attributable to each respective entity, which primarily relate to incremental labor and supply costs, as well as lost revenue opportunity cost.

F-27

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Amounts received through the PHSSEF or state and local programs that have not yet been recognized as a reduction to operating costs and expenses or otherwise have not been refunded to HHS or the various state and local agencies as of December 31, 2020, are reflected within accounts payable and accrued expenses in the consolidated balance sheet, and such unrecognized amounts may be recognized as a reduction in operating costs and expenses in future periods if the underlying conditions for recognition are met. HHS’ interpretation of the underlying terms and conditions of such PHSSEF payments, including auditing and reporting requirements, continues to evolve. Additional guidance or new and amended interpretations of existing guidance on the terms and conditions of such PHSSEF payments may result in changes in the Company’s estimate of amounts for which the terms and conditions are reasonably assured of being met, and any such changes may be material. Additionally, any such changes may result in the Company’s inability to recognize additional PHSSEF payments or may result in the derecognition of amounts previously recognized, which (in any such case) may be material.

Medicare Accelerated Payments

Medicare accelerated payments of approximately $2,397,024 were received by the Company in April 2020. Effective October 8, 2020, CMS is no longer accepting new applications for accelerated payments. Accordingly, the Company does not expect to receive additional Medicare accelerated payments. Payments under the Medicare Accelerated and Advance Payment program are advances that must be repaid. Effective October 1, 2020, the program was amended such that providers are required to repay accelerated payments beginning one year after the payment was issued. After such one-year period, Medicare payments owed to providers will be recouped according to the repayment terms. The repayment terms specify that for the first 11 months after repayment begins, repayment will occur through an automatic recoupment of 25% of Medicare payments otherwise owed to the provider. At the end of the eleven-month period, recoupment will increase to 50% for six months. At the end of the six months (or 29 months from the receipt of the initial accelerated payment), Medicare will issue a letter for full repayment of any remaining balance, as applicable. In such event, if payment is not received within 30 days, interest will accrue at the annual percentage rate of four percent (4%) from the date the letter was issued, and will be assessed for each full 30-day period that the balance remains unpaid. As of December 31, 2020, the entire balance of $2,397,024 of Medicare accelerated payments are reflected within accrued liabilities in the consolidated balance sheet, as the Company expects to repay the entire balance received within 12 months of December 31, 2020. The Company’s estimate of the current liability is a function of historical cash receipts from Medicare and the repayment terms set forth above.

19. Subsequent Events

On November 8, 2021, the company paid off the outstanding balance of the line of credit of with Preferred Bank.

On November 4, 2021, the Company entered into a financing agreement to purchase three ambulances for £295,650 in the UK. Principal and interest is payable over sixty monthly installments of £4,361.

On October 26, 2021, Ambulnz Holdings LLC acquired 300 Class A shares and 800,000 Class E shares of the share capital of RND Health Services Inc. / RNC Services De Sante A Domicile Inc. for $800,300 Canadian Dollars. Holders of Class A shares are entitled to vote at all meetings of shareholders except meetings at which only holders of a specified class of shares are entitled to vote. The Class E shares have no voting rights. Ambulnz Holdings LLC has 50% voting control and represents two of the four board of directors.

F-28

Ambulnz, Inc. and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On November 5, 2021 (the “Closing Date”), DocGo Inc., a Delaware corporation (formerly known as Motion Acquisition Corp.) (prior to the Closing Date, “Motion” and after the Closing Date, “DocGo”, “we,” “us,” and “our”) consummated the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger dated March 8, 2021 (the “Merger Agreement”), by and among Motion Acquisition Corp., a Delaware corporation (“Motion”), Motion Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of Motion (“Merger Sub”), and Ambulnz, Inc., a Delaware corporation (“Ambulnz”). In connection with the Closing, the registrant changed its name from Motion Acquisition Corp. to DocGo Inc.

As contemplated by the Merger Agreement and as described in Motion’s definitive proxy statement/consent solicitation/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2021 (the “Prospectus”), Merger Sub was merged with and into Ambulnz, with Ambulnz continuing as the surviving corporation (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of the Merger, Ambulnz is a wholly-owned subsidiary of DocGo and each share of Series A preferred stock of Ambulnz, no par value (“Ambulnz Preferred Stock”), Class A common stock of Ambulnz, no par value (“Ambulnz Class A Common Stock”), and Class B common stock of Ambulnz, no par value (“Ambulnz Class B Common Stock”, together with Ambulnz Class A Common Stock, “Ambulnz Common Stock”) was cancelled and converted into the right to receive a portion of merger consideration issuable as common stock of DocGo, par value $0.0001 (“Common Stock”), pursuant to the terms and conditions set forth in the Merger Agreement.

In connection with the Business Combination, the Company raised $158.1 million of net proceeds. This amount was comprised of $37.3 million of cash held in Motion’s trust account from its initial public offering, net of DocGo’s transaction costs and underwriters’fees of $15.6 million, and $120.9 million of cash in connection with the PIPE Financing. The Company incurred $19.6 million of transaction costs, consisting of banking, legal, and other professional fees which were recorded as a reduction to additional paid-in capital.

Common Stock outstanding prior to the Business Combination	11,500,000
Less Redemptions	(6,202,903)
Net of Redemptions	5,297,097
Shares issued in PIPE Financing	12,500,000
Sponsor Shares	2,573,213
Legacy Shares	79,699,128
Total Shares of Common Stock immediately after the Business Combination	100,069,438

F-29